Exhibit 99.1

REGENT REPORTS RECORD 2004 RESULTS

Cincinnati, Ohio, February 15, 2005 – Regent Communications, Inc. (Nasdaq: RGCI) announced today financial results for the year and the quarter ended December 31, 2004.

For full year 2004, net broadcast revenues increased 15.1% to $84.2 million from $73.2 million reported for the same period of 2003. For the same period, station operating expenses increased to $55.5 million from $51.2 million. The Company reported net income of $13.2 million for the full year, or $0.29 per share, compared with reported net income of $5.7 million, or $0.12 per share, in 2003. For the full year, net income from continuing operations increased 32% to $6.4 million, or $0.14 per share, compared to $4.9 million, or $0.10 per share, in the same period last year.

For the fourth quarter of 2004, net broadcast revenues increased 14.9% to $22.1 million from $19.2 million reported for the fourth quarter of 2003. For the same period, station operating expenses increased to $14.1 million from $13.3 million. The Company reported net income of $2.5 million for the quarter, or $0.06 per share, compared with reported net income of $1.5 million, or $0.03 per share, in the same period last year. For the quarter, net income from continuing operations was $1.0 million, or $0.03 per share, compared with $1.4 million, or $0.03 per share, in the same period last year. Excluding an amortization charge related to the acquisition of our Bloomington, IL. market, of $677,000, net of taxes, net income from continuing operations would be $1.7 million or $0.04 per share. Below is the Company’s statement of operations prepared in accordance with generally accepted accounting principles (“GAAP”) (in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

Broadcast revenues, net of agency commissions	$22,112	$19,245	$84,187	$73,161
Station operating expenses	14,140	13,268	55,524	51,228
Corporate general and administrative expenses	2,048	1,515	7,680	6,151
Depreciation and amortization	2,458	1,038	5,809	3,811
Loss on sale of long-lived assets	371	99	407	105

Operating income	3,095	3,325	14,767	11,866
Interest expense	(1,101)	(809)	(3,599)	(3,373)
Other (expense), net	(31)	(23)	(160)	(181)

Income from continuing operations before income taxes	1,963	2,493	11,008	8,312
Income tax expense	(920)	(1,120)	(4,565)	(3,430)

Income from continuing operations	1,043	1,373	6,443	4,882
Discontinued operations, net of income tax	1,478	162	6,792	824

Net income	$2,521	$1,535	$13,235	$5,706

Basic and diluted income per common share:
Net income from continuing operations	$0.03	$0.03	$0.14	$0.10
Net income from discontinued operations	0.03	—	0.15	0.02

Net income	$0.06	$0.03	$0.29	$0.12

Weighted average number of common shares:
Diluted	45,317	46,981	46,164	46,837

“We ended 2004 with a strong fourth quarter,” commented Terry Jacobs, Chairman and CEO of Regent Communications, Inc. “We delivered same-station revenue and same-station operating income growth of 5.4% and 14.7%, respectively. We achieved this impressive growth by employing the most talented professionals in radio, operating market-leading stations, and delivering results and value to advertisers. Middle and small-market radio is alive and well, and our results underscore the growth of these attractive markets.”

Commenting on the company’s full-year performance, Mr. Jacobs added, “2004 was a success strategically, operationally and financially. We upgraded our station group and improved our presence in key middle-markets. We experienced growth and progress in our developing stations, launched new local radio brands and began the process of converting our stations to the new digital technology, all of which improve our competitive position in the market place. Most importantly, we were able to translate our operational achievements into strong, tangible financial results. Our 2004 financial results were the best in the company’s history, significantly outperforming the industry. We look forward to an even better year in 2005.”

Non-GAAP Financial Measures

Regent utilizes certain financial measures that are not calculated in accordance with GAAP to assess its financial performance. The non-GAAP performance and liquidity measures presented in this release are station operating income, same station operating income, proforma net broadcast revenues and proforma station operating income, and free cash flow. Regent’s management believes these non-GAAP measures provide useful information to investors, as discussed in more detail below, regarding Regent’s financial condition and results of operations and liquidity; however, these measures should not be considered as an alternative to net broadcast revenue, operating income, net income, or cash provided by operating activities as an indicator of Regent’s performance or liquidity.

Station operating income

Fourth quarter 2004 station operating income increased 33.4% to $8.0 million from $6.0 million reported for the same period in 2003. For the full year 2004, station operating income increased 30.7% to $28.7 million from $21.9 million reported for the same period in 2003.

The Company believes that station operating income is a performance measure that helps investors better understand radio station operations. Additionally, the Company and other media companies have customarily been measured by analysts and other investors on their ability to generate station operating income. The following table reconciles operating income, which the Company believes is the most directly comparable GAAP financial measure, to station operating income (in thousands):

	Three Months Ended		Twelve Months Ended
Station operating income	December 31,		December 31,
	2004	2003	2004	2003

Operating income	$3,095	$3,325	$14,767	$11,866

Plus:
Depreciation and amortization	2,458	1,038	5,809	3,811
Corporate general and administrative expenses	2,048	1,515	7,680	6,151
Loss on sale of long-lived assets	371	99	407	105

Station operating income	$7,972	$5,977	$28,663	$21,933

Same station results

On a same station basis, which includes results from stations owned and operated during the entire fourth quarter for both the 2004 and 2003 periods and excludes barter, net broadcast revenue for the fourth quarter of 2004 increased 5.4% to $19.2 million compared to the fourth quarter of 2003. Station operating income increased 14.7% to $7.2 million in the fourth quarter of 2004 compared to the fourth quarter of 2003. The Company believes that a same station presentation is important to investors as it provides a measure of performance of radio stations that were owned and operated by Regent in the fourth quarter of 2003 as well as the current quarter and eliminates the effect of acquisitions and dispositions on comparability. Additionally, the Company has excluded barter in this comparison as barter customarily results in volatility between quarters, although differences over the full year are not material. The following tables reconcile net broadcast revenue and operating income to same station net broadcast revenue and same station operating income (in thousands):

	Three Months Ended
Same station net broadcast revenue	December 31,
	2004	2003

Net broadcast revenue	$22,112	$19,245

Adjustments:
Net results of stations not included in same station category	(1,951)	—
Barter transactions	(976)	(1,041)

Same station net broadcast revenue	$19,185	$18,204

	Three Months Ended
Same station operating income	December 31,
	2004	2003

Operating income	$3,095	$3,325

Plus:
Depreciation and amortization	2,458	1,038
Corporate general and administrative expenses	2,048	1,515
Loss on sale of long-lived assets	371	99

Station operating income	7,972	5,977

Adjustments:
Net results of stations not included in same station category	(774)	—
Barter transactions	(39)	266

Same station operating income	$7,159	$6,243

Proforma results

On a proforma basis, which includes results of stations acquired by Regent subsequent to January 1, 2003 as well as stations operating under a time brokerage agreement (“TBA”), net broadcast revenue of $22.1 million for the fourth quarter of 2004 was up 3.9% compared to the fourth quarter of 2003 and station operating income of $8.0 million increased 16.3% compared to the fourth quarter of 2003. For the full year 2004, proforma net revenue grew 4.8% to $84.7 million compared to 2003 and proforma station operating income grew 16.9% to $28.8 million compared to 2003. The Company believes that proforma presentation is useful to investors as it provides for a comparison of results as if the Company had made acquisitions or dispositions at the beginning of 2003. The following tables reconcile net broadcast revenue and operating income to proforma net broadcast revenue and proforma station operating income (in thousands):

	Three Months Ended		Twelve Months Ended
Proforma net broadcast revenue	December 31,		December 31,
	2004	2003	2004	2003

Net broadcast revenue	$22,112	$19,245	$84,187	$73,161

Plus:
Results of stations acquired or operated under a TBA	—	2,033	538	7,677

Proforma net broadcast revenue	$22,112	$21,278	$84,725	$80,838

	Three Months Ended		Twelve Months Ended
Proforma station operating income	December 31,		December 31,
	2004	2003	2004	2003

Operating Income	$3,095	$3,325	$14,767	$11,866
Plus:
Depreciation and amortization	2,458	1,038	5,809	3,811
Corporate general and administrative expenses	2,048	1,515	7,680	6,151
Loss on disposal of long-lived assets	371	99	407	105

Station operating income	$7,972	$5,977	$28,663	$21,933

Plus:
Results of stations acquired or operated under a TBA	0	878	120	2,683

Proforma station operating income	$7,972	$6,855	$28,783	$24,616

Free cash flow

Regent also reported free cash flow (defined as net income plus depreciation, amortization and other non-cash expenses, less maintenance capital expenditures and other non-cash income) for the fourth quarter of 2004 of $4.0 million compared to $4.3 million for 2003. For the full year 2004, free cash flow was $14.9 million compared to free cash flow of $13.7 million for the full year 2003, an increase of 8.5%. The Company believes that free cash flow is a liquidity measure that helps investors evaluate the ability of the Company to generate excess cash flow for investing and financing uses. The following table displays how the Company calculates free cash flow (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

Net Income	$2,521	$1,535	$13,235	$5,706

Add:
Depreciation and amortization(1)	2,458	1,161	6,101	4,262
Non-cash interest expense	103	102	409	1,353
Non-cash taxes	1,675	1,212	8,639	3,790
Other non-cash items, net(2)	(2,310)	374	(11,277)	395

Less: Maintenance capital expenditures	438	100	2,205	1,766

Free cash flow	$4,009	$4,284	$14,902	$13,740

1)	Includes depreciation and amortization for discontinued operations.

2)	Includes non-cash compensation, barter and non-cash gain on sale of stations.

The most directly comparable GAAP measure to free cash flow is net cash provided by operating activities. The following table reconciles net cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

Net cash provided by operating activities	$5,739	$4,648	$18,209	$13,978

Less:
Other non-cash expense, net	437	231	944	1,010

Plus:
Changes in operating assets and liabilities	(855)	(33)	(158)	2,538

Less: Maintenance capital expenditures	438	100	2,205	1,766

Free cash flow	$4,009	$4,284	$14,902	$13,740

Selected Data

At the end of the fourth quarter 2004, total debt was $76.5 million and cash was $1.2 million. Total capital expenditures in the fourth quarter 2004 were $1.0 million.

Discontinued Operations

     On July 29, 2004, Regent completed an exchange with Citadel Broadcasting Company and its wholly owned subsidiary, Livingston County Broadcasters whereby Regent exchanged four stations (WRIE-AM, WXKC-FM, WXTA-FM, and WQHZ-FM) serving the Erie, Pennsylvania market, two stations (WIOV-AM and WIOV-FM) serving the Lancaster-Reading, Pennsylvania market, and a cash payment of approximately $3.7 million, for the fixed and intangible assets of three stations owned by Citadel

(WBNQ-FM, WBWN-FM, and WJBC-AM) and a purchase of the stock of Livingston, owner of two radio stations (WTRX-FM and WJEZ-FM), all of which serve the Bloomington, Illinois market.

     On January 28, 2004, Regent completed an exchange with Clear Channel Broadcasting, Inc. and its affiliates (“Clear Channel”) whereby Regent exchanged four stations (KKCB-FM, KLDJ-FM, KBMX-FM and WEBC-AM) serving the Duluth, Minnesota market and $2.7 million in cash, for five radio stations (WYNG-FM, WDKS-FM, WJLT-FM (formerly WKRI-FM), WGBF-FM, and WGBF-AM) serving the Evansville, Indiana market.

     The Company has followed the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” related to its disposals of the Duluth, Erie and Lancaster markets. For the twelve-month period ending December 31, 2004, $432,000 of net revenue was reclassified to discontinued operations. No net revenue was recorded for the three markets during the three-month period ending December 31, 2004. For the three and twelve-month periods ending December 31, 2003, approximately $1.8 million and $7.4 million of net revenues, respectively, were reclassified to discontinued operations. For the three and twelve-month periods ending December 31, 2004, $0 and approximately $410,000 of pretax loss, respectively, were reclassified to discontinued operations. For the three and twelve-month periods ending December 31, 2003, approximately $0.3 million and $1.4 million of pretax income, respectively, was reclassified to discontinued operations.

Outlook

Regent has adopted a policy to provide guidance to investors regarding our financial prospects. The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Regent undertakes no obligation to update these statements.

Regent expects first quarter 2005 reported consolidated net broadcast revenues and station operating income of approximately $18.6 to $18.8 million and $4.6 to $4.8 million, respectively. Regent expects earnings per share to be flat for the first quarter of 2005. The following table reconciles projected operating income, which the Company believes is the most directly comparable GAAP measure to station operating income (in millions):

	Three Months Ending
Station Operating Income	March 31,
	Guidance Range
	Lower	Upper

Operating income	$1.1	$1.3

Plus:
Depreciation and amortization	1.4	1.4
Corporate general and administrative expenses	2.1	2.1

Station operating income	$4.6	$4.8

The Company expects five to six percent same station net broadcast revenue growth in the first quarter of 2005 compared to the first quarter of 2004. The Company believes that same station percent disclosures are important to investors, analysts and other users of media financial information because it enables the users of such information to compare the performance of various size companies against industry standards.

“We are entering 2005 with excellent momentum,” added Mr. Jacobs. “Our expectation for mid-single digit same-station revenue growth in the first quarter is fueled by a mix of improvements at our developing properties as well as underlying growth in our middle and small-sized markets. We are clearly reaping the benefits of the investments we have made over the past few years and expect to continue to outperform the radio industry.”

Regent Communications is a radio broadcasting company focused on acquiring, developing and operating radio stations in middle and small-sized markets. Upon the close of all announced transactions, Regent will own and operate 74 stations located in 15 markets. Regent Communications, Inc. shares are traded on the Nasdaq under the symbol “RGCI.”

Regent Communications will host a teleconference to discuss its results at 9:00 a.m. Eastern Standard Time today. To access the teleconference, please dial 706-634-0496 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the Company’s website, located at www.regentcomm.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Tuesday, February 22, 2005, which can be accessed by dialing 800-642-1687 (U.S) or 706-645-9291 (Int’l), passcode 3829331. The webcast will also be archived on the Company’s website for 30 days.

This press release includes certain forward-looking statements with respect to Regent Communications, Inc. for which we claim the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by our financial position, business strategy, budgets, projected costs,and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; our ability to manage our growth; our ability to integrate these and other acquisitions; and changes in the regulatory climate affecting radio broadcast companies, including uncertainties surrounding recent Federal Communication Commission rules regarding broadcast ownership limits. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc.

Contact:
Terry Jacobs	John Buckley
Chairman and CEO	Brainerd Communicators, Inc.
Regent Communications, Inc.	212-986-6667
513-651-1190	buckley@braincomm.com

Tony Vasconcellos
Senior Vice President and Chief Financial Officer
Regent Communications, Inc.
513-651-1190